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                                                                    Exhibit 10.8


             AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This Amendment to the Amended and Restated Employment Agreement (this "Agreement") is made as of February 22, 1999, by and among CAIS Internet, Inc., a Delaware corporation, (the "Company"), and Evans K. Anderson (the "Employee").

                                   RECITALS:
                                   --------

     1. The Company is party to a certain amended and restated employment agreement (the "Employment Agreement"), dated as of June 3, 1997 between CAIS, Inc., a Virginia corporation, and Employee.

     2. The Company and the Employee are parties to a certain stock option agreement (the "Stock Option Agreement"), dated as of October 2, 1998.

     3. The Company, the Employee and CAIS, Inc. are parties to a certain assignment and assumption agreement and release (the "Assignment"), dated as of October 2, 1998, pursuant to which CAIS, Inc. assigned all of its rights and obligations under the Employment Agreement to the Company.

     4. In February 1999, the Company transferred all of its limited partnership interests in Cleartel Communications Limited Partnership ("Cleartel LP") to Cleartel Communications, Inc. ("Cleartel") and Cleartel LP was dissolved. The Company then completed the spin-off of Cleartel by means of a distribution of all of its shares in Cleartel to the Company's stockholders pro rata based on their percentage ownership of the outstanding shares of the Company (the "Spin-offf").

     5. Pursuant to the Spin-off, options granted by the Company to persons prior to the Spin-off, represent rights to purchase shares in both the Company and Cleartel (the "Options").

     6. Pursuant to the Employment Agreement, the Stock Option Agreement and the Assignment, the Employee was granted Options.

     7. The Company and the Employee desire to modify and clarify certain terms of the Employment Agreement, the Stock Option Agreement and the Assignment, including (i) the Employee's title, and (ii) the accelerated vesting provisions of the Options.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

     1. Amendment to Duties of Employment in Section 1(A). The Employment Agreement is hereby amended by deleting Section 1(A) in its entirety and substituting in lieu thereof the following new section:


         "(A) The Employer does hereby employ the Employee in the capacity of Chief
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               Operating Officer and Executive Vice President of Sales and
               Marketing, to manage the overall business interests of CAIS Internet, Inc., to manage the Employer's sales, to develop new business opportunities and to perform such other duties as the Employer may from time to time designate."

     2. Amendment to Section 2 of the Employment Agreement. The Employment Agreement is hereby amended by deleting Section 2 in its entirety and substituting in lieu thereof the following new section:

         "2.  Compensation of Employee.
              -------------------------

              As the sole compensation for the all of the Employee's services
         rendered     hereunder to the Employer, the Employer hereby agrees to
         pay the Employee compensation and reimbursements as set forth in Exhibits "A" and "B," attached hereto and made a part hereof.

     3. Amendment to Section 3 of Exhibit A to the Employment Agreement. The Employment Agreement is hereby amended by deleting Section 3 of Exhibit A in its entirety.

     4.  Amendment to Vesting and Forfeiture of Equity Interest in Section 1
         (B)(2) of Exhibit B to the Employment Agreement. The Employment Agreement is hereby amended by deleting Section 1( B)(2) of Exhibit B in its entirety and substituting in lieu thereof the following new section:


              "(2)  Accelerated Vesting.

         If, prior to the vesting dates set forth in subparagraph 1(B)(1), a merger or a sale of substantially all of the Company' s assets occurs that results in the removal of current management or a change of ownership control of the Company from current ownership control, then the vesting of Employee' s Option Shares will accelerate and become effective as of one day prior to the effective day of such merger or sale; provided, however, that in the event that an Initial Public Offering of the stock of the Company occurs prior to the end of Employment Year 3, and provided that Employee then remains employed by the Employer, then one-third (1/3) of the Option Shares shall vest on the date immediately prior to the earliest to occur of: (i) the effective date of a Registration Statement; or (ii) the pricing of the Initial Public Offering; or (iii) the execution and delivery of an underwriting agreement related to an Initial Public Offering, and the remaining two-thirds (2/3) of the Option Shares shall vest at the end of Employment Year 4 provided that Employee then remains employed by the Employer, and otherwise such Option Shares shall be forfeited and revert back to the Employer."

     5. Addition of Section 6 Regarding Expiration of Equity Interest in Exhibit B to the Employment Agreement. The Employment Agreement is hereby amended by adding a new section to Exhibit B which shall read as follows:
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         "6.  Expiration.
              -----------

              The Option Shares shall terminate ten years from the date of issuance."

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                   [Signatures appear on the following page]




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                              THE COMPANY:
                              CAIS INTERNET, INC.


                              By: /s/ Ulysses G. Auger, II
                                 -------------------------------
                              Ulysses G. Auger, II
                              Chief Executive Officer



                              EMPLOYEE:


                              /s/ Evans K. Anderson
                              _________________________________
                              Evans K. Anderson